UNITED STATES SECURITIES & EXCHANGE COMMISSION
                           Washington, D.C.  20549

                               PROXY STATEMENT
      Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            PIER 1 IMPORTS, INC.
              (Name of Registrant as Specified In Its Charter)


                            PIER 1 IMPORTS, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102


                                                                May 19, 2000



Dear Shareholder:

     On behalf of the Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 22, 2000, at the Renaissance Worthington Hotel, Pecos I room, 200 Main Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

     It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, please complete the proxy card located in the envelope's address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                Sincerely,



                                Marvin J. Girouard
                                Chairman and Chief Executive Officer

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                          Fort Worth, Texas  76102

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held June 22, 2000

     The Annual Meeting of Shareholders of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), will be held on June 22, 2000, at 10:00 a.m., local time, at the Renaissance Worthington Hotel, Pecos I room, 200 Main Street, Fort Worth, Texas for the following purposes:

     (1) To elect six Directors to hold office until the next Annual Meeting of Shareholders.

     (2) To transact any other business as may properly come before the Annual Meeting or any adjournment.

     Only holders of record of Common Stock at the close of business on May 3, 2000, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote will be available for examination at the Company's offices at 301 Commerce Street, Suite 600, Fort Worth, Texas by any Company Shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.

     To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                                        By Order of the Board of Directors,


                                        J. Rodney Lawrence
                                        Senior Vice President and Secretary
May 19, 2000
Fort Worth, Texas

               PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY,
        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102
                           ________________________

                               PROXY STATEMENT
                                     For
                       ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held June 22, 2000


     This Proxy Statement is being furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 22, 2000, and at any adjournments or postponements thereof. Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the meeting. The Board of Directors has fixed the close of business on May 3, 2000, as the record date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, 98,754,714 shares of Common Stock were outstanding and entitled to be voted at the meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter submitted to a vote at the meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to the meeting, unless the proxies have been properly revoked prior to voting, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors, as noted in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by delivery to the Corporate Secretary of the Company at the Company's principal executive offices at 301 Commerce Street, Suite 600, Fort Worth, Texas 76102 of a written notice of revocation bearing a later date than the proxy, or by duly executing and delivering to the Corporate Secretary a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). The accompanying proxy card also contains instructions on voting by telephone in place of executing and returning the card. Shares voted by telephone may be revoked by providing subsequent telephone voting instructions or by using any method described above for revoking proxies. With regard to all proposals submitted for Shareholder vote, abstentions are not counted as voting for approval of a matter and, therefore, will have the same effect as a vote "against" the matter, even though the Shareholder may interpret such action differently. Votes withheld, including broker non-votes, are neither counted as voting for nor against a matter and, therefore, as to that matter will not be treated as shares present and will be disregarded.

     The accompanying proxy also covers shares of Common Stock held for participants in the Company's Stock Purchase Plan and will serve as voting instructions for the Plan administrators to vote such shares.

     This Proxy Statement and the accompanying proxy are being first sent to Shareholders on May 19, 2000.


                            ELECTION OF DIRECTORS

     Six Directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, proxies will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend. Directors will be elected by holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. The persons listed below are Directors of the Company now in office and are nominees for re-election. The Board of Directors recommends a vote "FOR" the nominees.


Nominees for Directors

MARVIN J. GIROUARD

     Marvin J. Girouard, age 60, has served as Chairman and Chief Executive Officer of the Company and has been a member of the Executive Committee since December 1998. He has been a Director of the Company since August 1988. From June 1998 to February 1999, Mr. Girouard served as President and Chief Executive Officer of the Company and from August 1988 to June 1998, Mr. Girouard served as President and Chief Operating Officer. From May 1985 until August 1988, he served as Senior Vice President - Merchandising of Pier 1 Imports (U.S.), Inc., a wholly owned subsidiary of the Company. He is also a Director of Tandy Brands Accessories, Inc. and Brinker International, Inc.


SALLY F. McKENZIE

     Sally F. McKenzie, age 71, has been a Director of the Company since November 1985 and is a member of the Audit Committee. Mrs. McKenzie has served as a civic leader on a local, regional and national basis for more than ten years.


JAMES M. HOAK, JR.

     James M. Hoak, Jr., age 56, has been a Director of the Company since September 1991 and is Chairman of the Executive Committee and Chairman of the Audit Committee. He has served as Chairman and a Principal of Hoak Capital Corporation (private equity investment firm) since September 1991. He also served as Chairman of HBW Holdings, Inc. (an investment bank) from July 1996 to November 1999, and continues to serve as a director of this firm. He served as Chairman of Heritage Media Corporation (a broadcasting and marketing services firm) from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. (a cable television company). He is also a Director of PanAmSat Corporation, TeleCorp PCS, Inc., and Texas Industries, Inc.


TOM M. THOMAS

     Tom M. Thomas, age 58, has been a Director of the Company since September 1998 and is Chairman of the Compensation Committee and is a member of the Executive Committee. Mr. Thomas has served as Senior Partner of Thomas & Culp, L.L.P. since 1994.


JOHN H. BURGOYNE

     John H. Burgoyne, age 58, has been a Director of the Company since February 1999 and is a member of the Compensation Committee. Mr. Burgoyne has served as President of Burgoyne and Associates since March 1996. From May 1995 to March 1996 Mr. Burgoyne served as the General Manager of IBM's Travel Industry sector for their Asia Pacific Region. Prior to that time he served as the President and General Manager of IBM China Corporation Ltd.


MICHAEL R. FERRARI

     Michael R. Ferrari, age 60, has been a Director of the Company since February 1999 and is a member of the Audit Committee. Dr. Ferrari has served as Chancellor of Texas Christian University since July 1998 and has served as Professor of Management in the M. J. Neeley School of Business at Texas Christian University since July 1998. From 1985 to 1998, he served as President of Drake University.


Board Meetings, Committees and Fees

     During the last fiscal year, the Board of Directors of the Company met on seven occasions. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he or she served.

     Each Director who was not an officer of the Company was paid a fee of $33,000 during the past fiscal year and also received $1,750 for each Board meeting attended, $1,000 for each telephonic Board Meeting attended and $750 for each committee meeting attended. Directors participating in the Director Deferred Stock Program must defer 50%, and may elect to defer up to 100%, of their cash fees, which are matched 50% by the Company, into an equivalent value of deferred stock units. Upon retirement from the Board, Directors receive shares of Common Stock in exchange for their deferred stock units. Messrs. Burgoyne, Ferrari, Hoak and Thomas deferred all of their cash fees last year. Each Director receives an annual grant of stock options under the Company's 1999 Stock Plan covering 6,000 shares of Common Stock. In fiscal year 2000 Messrs. Burgoyne, Ferrari and Thomas each received one-time grants of 5,000 shares as new directors. Mrs. McKenzie participates in the Company's Stock Purchase Plan by making monthly contributions and receives 50% matching contributions from the Company. Directors of the Company who are employees of the Company serve without compensation for their services as Directors of the Company.

     Executive/Nominating Committee. The Executive Committee is entitled to direct and manage the business and affairs of the Company in the intervals between Board meetings, with all the powers and authority of the Board in the management of the business and affairs of the Company to the extent permitted by law and the By-laws. The Executive Committee also performs the functions of the nominating committee and is responsible for considering and making recommendations to the Board regarding nominees for election to the Board. The Executive Committee will consider recommendations submitted by Shareholders for nominees for election to the Board. The Executive Committee met on one occasion during the last fiscal year. Executive Committee members are Directors Hoak (chairman), Girouard and Thomas.

     Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company's accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. The Audit Committee recommends a firm of independent auditors for appointment by the Board and reviews their performance, consults with management on the appointment of internal auditors and reviews their performance, and reviews with management and the independent auditors the adequacy of the Company's financial controls and reporting process. The Audit Committee also reviews the Company's quarterly and year-end financial statements. The Audit Committee held five meetings during the last fiscal year. Audit Committee members are Directors Hoak (chairman), McKenzie and Ferrari.

     Compensation Committee. The Compensation Committee establishes, amends and oversees the Company's administration of incentive-based and other compensation plans for senior executive officers and such other executive officers as the Compensation Committee deems appropriate. It also oversees the Company's administration of other compensation benefit plans and recommends to the Board compensation of Directors and changes in or the establishment of compensation plans for the Company's employees. The Compensation Committee held four meetings and took action by unanimous written consent on one occasion during the last fiscal year. Compensation Committee members are Directors Thomas (chairman) and Burgoyne. During the last fiscal year the Compensation Committee also included Director Hoak and former director Craig C. Gordon.

Security Ownership of Management

     The following table indicates the ownership on April 1, 2000, of the Company's Common Stock by each Director and nominee, each executive officer named in the Summary Compensation Table, and all Directors and executive officers as a group:

                                 Shares      Percent
                              Beneficially     of
Name                           Owned(1)(2)    Class
----                           -----------   ------
John H. Burgoyne. . . . . . .     21,485       *
Marvin J. Girouard. . . . . .  1,584,360      1.6%
Michael R. Ferrari. . . . . .     20,180       *
James M. Hoak, Jr.. . . . . .    188,654       *
Sally F. McKenzie . . . . . .     26,022       *
Jay R. Jacobs . . . . . . . .    128,518       *
J. Rodney Lawrence. . . . . .    192,553       *
Phil E. Schneider . . . . . .    214,098       *
Tom M. Thomas . . . . . . . .     23,854       *
Charles H. Turner . . . . . .    110,508       *
All Directors and Executive
  Officers as a Group . . . .  2,837,306     2.84%
------------------
(1) Included in the table are shares acquired through and held by the Company's Stock Purchase Plan. Also included in the table are shares issuable within 60 days of April 1, 2000, to Mr. Burgoyne (11,000 shares), Mr. Girouard (608,041 shares), Mr. Ferrari (11,000 shares), Mr. Hoak (54,264 shares), Mrs. McKenzie (19,500 shares), Mr. Jacobs (97,950 shares), Mr. Lawrence (131,813 shares), Mr. Schneider (142,865 shares), Mr. Thomas (11,000 shares), Mr. Turner (83,063 shares) and to all Directors and Executive Officers as a group (1,413,062 shares), upon the exercise of stock options granted pursuant to the Company's stock option plans.

(2) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares. Includes 1,680 shares over which Mr. Hoak has shared voting and investment power and 15,000 shares over which Mr. Lawrence has shared voting and investment power.

 *   Represents less than 1% of the outstanding shares of such class.

                           EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer, and the four other most highly compensated executive officers. The number of shares of restricted stock and common stock subject to stock options during the 1998 fiscal year has been adjusted to reflect the effect of the three for two stock split effected as a stock dividend in July 1998.

                                          Summary Compensation Table
                                        Annual Compensation            Long-Term Compensation
                                 ---------------------------------   ---------------------------
                                                     Other                         Securities      All
    Name and         Fiscal                          Annual          Restricted    Underlying     Other
Principal Position    Year    Salary      Bonus   Compensation(1)  Stock Awards(2)  Options(#) Compensation(3)
------------------   ------  --------   --------  ------------     ---------------  ----------  -----------
Marvin J. Girouard     2000  $755,000   $495,470    $40,658          $   --         200,000     $167,428
Chairman and Chief     1999   725,000    511,125     38,220              --         100,000      160,342
  Executive Officer    1998   600,000    675,000     42,296           481,250       150,000      171,151

Charles H. Turner      2000   250,000    115,000     30,998              --          50,000       29,993
Senior Vice President, 1999   225,000    105,750     26,207              --          30,000       28,481
  Finance, Chief       1998   195,000    146,250     26,948           231,000        72,000       24,798
  Financial Officer
  and Treasurer

Jay R. Jacobs          2000   250,000    115,000     23,845              --          50,000       27,591
Senior Vice President, 1999   225,000    105,750     23,012              --          30,000       32,339
  Merchandising        1998   185,000    138,750     20,635           231,000        72,000       19,741

J. Rodney Lawrence     2000   200,000     75,000     26,363              --          50,000       26,861
Senior Vice President, 1999   190,000     71,440     24,246              --          30,000       26,059
  Legal Affairs        1998   180,000    125,000     34,497           231,000        72,000       27,813

Phil E. Schneider      2000   190,000     70,000     26,362              --          50,000       20,492
Senior Vice President, 1999   175,000     65,800     25,113              --          30,000       19,295
  Marketing            1998   160,000    115,000     21,903           231,000        72,000       20,046
----------------

(1) Includes reimbursements for club dues, automobile expenses, financial planning and medical expenses.
(2) Dollar value of restricted stock is computed using the closing price of the Common Stock, on the date of grant of the restricted stock.  Recipients of restricted stock awards receive cash dividends paid on such stock.  The restricted stock grants for the 1998 fiscal year to Messrs. Girouard (37,500 shares), Turner
    (18,000 shares), Jacobs (18,000 shares), Lawrence (18,000 shares) and Schneider (18,000 shares) vest 25%
    annually on each of the four anniversaries of the date of grant.  The total amount and the dollar value of restricted stock held at February 26, 2000, were:  Mr. Girouard, 84,825 shares ($657,393.75); Mr.
    Turner, 9,000 shares ($69,750), Mr. Jacobs, 9,000 shares ($69,750), Mr. Lawrence, 9,000 shares ($69,750)
    and Mr. Schneider, 9,000 shares ($69,750).
(3) Includes in fiscal year 2000 Company matching contributions under the Company's 401(k) Retirement Plan of
    $4,942 for Mr. Girouard, $5,219 for Mr. Turner, $5,354 for Mr. Jacobs, $4,953 for Mr. Lawrence and $4,995
    for Mr. Schneider; matching contributions under the Company's Benefit Restoration Plan of $37,497 for Mr.
    Girouard, $6,635 for Mr. Turner, $4,289 for Mr. Jacobs, $8,215 for Mr. Lawrence and $7,748 for Mr.
    Schneider; and matching contributions under the Company's Stock Purchase Plan of $124,989 for Mr.
    Girouard, $18,140 for Mr. Turner, $17,947 for Mr. Jacobs, $13,692 for Mr. Lawrence and $7,748 for Mr.
    Schneider.

    The Company has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Lawrence, Schneider and three other executive officers (individually, an "Executive"). Upon termination of the Executive's employment by the Company prior to retirement other than for "cause" or by the Executive for "good reason," as defined in the agreements, the Company will retain the Executive as a consultant for a maximum of two years, depending on the Executive's number of years of service as an officer of the Company, and pay a monthly fee equal to one-twelfth of his base salary immediately prior to termination. The Executive will also receive 50% of the Executive's cost for continuing medical and dental insurance coverage. If the Executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, the Company will pay the Executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the Executive enters into employment during the consulting period that provides compensation less than the consulting fees, the Company will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment and at the end of the consulting period will pay the Executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.

    The Company maintains two Supplemental Retirement Plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and one other executive officer participate and are fully vested in a plan which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive annual benefits over 15 years (or a discounted lump-sum) which, when added to Social Security retirement benefits, generally equal his vested percentage of 50% of his highest average annual salary and bonus (based on a three-year average), but in no event more than $500,000. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, but not greater than 65%. All participants in the plan have elected to receive benefits in a lump-sum distribution. Messrs. Turner, Jacobs, Schneider and two other executive officers participate in a different supplemental retirement plan which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive an annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (calculated as 3% multiplied by the participant's total number of years of service to a maximum of 60%) of the participant's highest average annual salary and bonus (based on a three-year average), but in no event more than $500,000. If a participant retires prior to age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. The years of credited service in the plan for Mr. Turner are 8 years, Mr. Jacobs, 22 years and Mr. Schneider, 13 years; and, the years of participation in the plan for Mr. Turner are 4 years, Mr. Jacobs, 4 years and Mr. Schneider 4 years.

                    Option Grants in the Last Fiscal Year

    The following table sets forth information relating to stock options granted during the fiscal year ended February 26, 2000, to the executive officers named in the Summary Compensation Table.

                     Number of     % of Total
                    Securities       Options
                    Underlying     Granted to      Exercise
                      Options     Employees in       Price      Expiration    Grant Date
Name                Granted(1)     Fiscal Year  (per share)(2)     Date    Present Value(3)
----                ----------     -----------  --------------  ---------- ----------------
Marvin J. Girouard     200,000        8.57%         $5.8125      09/14/09      $596,200
Charles H. Turner       50,000        2.14           5.8125      09/14/09       149,050
Jay R. Jacobs           50,000        2.14           5.8125      09/14/09       149,050
J. Rodney Lawrence      50,000        2.14           5.8125      09/14/09       149,050
Phil E. Schneider       50,000        2.14           5.8125      09/14/09       149,050
----------------

(1) Options to Messrs. Girouard, Turner, Jacobs, Lawrence and Schneider covering 200,000,
    50,000, 50,000, 50,000 and 50,000 respectively, were granted on September 14, 1999, and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant.  The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option.  Options will terminate at the time of termination of employment if the termination is for "cause" or for resignation without the consent of the Company, or three months after termination in the case of any other termination, one year after death or disability, or 3 years after retirement.
(2) Exercise price is equal to the current market value at the date of grant.
(3) The present value of options on the date of grant was determined using a variation of the
    Black-Scholes option pricing model.  The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying Common Stock; option term of 6 years; interest rate of 5.79%, which represents the interest rate at the option grant date of U.S. treasury securities having a six-year maturity; dividend payment rate of $.12 per share per year; and a volatility factor of 51.5%, which is based on Common Stock prices for a six-year period prior to the date of grant.  For purposes of determining these option valuations, a term of six years was used for the length of the option term rather than the actual 10-year option term.  Six years represents the historical average length of time from grant date to exercise date for all options previously granted by the
    Company.  These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time.  The actual value, if any, that an executive may realize from the options will be the excess of the market price of the Common Stock on the day of exercising the options over the exercise price of the options. The actual value may or may not be near the value estimated in the table.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

    The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by such officers at February 26, 2000.

                                                          Number of
                                                         Securities
                                                         Underlying            Value of Unexercised
                                                         Unexercised               In-the-Money
                                                           Options                    Options
                                                     at Fiscal Year-End        at Fiscal Year-End(1)
                                                  ------------------------   -------------------------
                  Shares Acquired    Value
Name                on Exercise   Realized(2)   Exercisable  Unexercisable   Exercisable Unexercisable
-----             --------------  -----------   -----------  -------------   ----------- -------------
Marvin J. Girouard       --            $--        608,041        350,000       $904,473    $387,500
Charles H. Turner        --             --         83,063        131,000         89,859     117,500
Jay R. Jacobs            --             --         97,950        131,000        106,320     117,500
J. Rodney Lawrence       --             --        131,813        131,000        251,051     117,500
Phil E. Schneider        --             --        142,865        131,000        320,779     117,500
-----------------

(1) Computed as the difference between the option exercise prices and $7.75 (the closing price of the
    Common Stock at fiscal year-end).

(2) Computed as the difference between the option exercise prices and the closing market price of the
    Common Stock at the date of exercise.

Board of Directors Compensation Committee Report on Executive Compensation

     The Compensation Committee, which is composed entirely of independent, non-employee directors, establishes and administers incentive-based compensation plans for the senior executive, who is the Chief Executive Officer, and recommends to the Board of Directors other compensation for the senior executives and compensation for such other officers as the Compensation Committee deems appropriate. The Compensation Committee may from time to time retain an independent consultant to assist the Committee in determining compensation levels and programs.

     The Company's overall management compensation philosophy reflects a strong incentive orientation with an aim that more than half of potential senior executive compensation results from performance-based compensation plans. In addition to base salary, executive compensation can include annual bonus, stock options, restricted stock, benefits and perquisites. As management responsibility increases, a greater portion of the executive's compensation is directed toward performance-based programs with larger percentages of potential compensation related to the price of the Company's Common Stock. These incentive programs involve short-term bonus plans to reward annual performance and long-term, stock-based plans to reward the enhancement of shareholder value.

     Section 162(m) of the Internal Revenue Code generally prohibits publicly held companies such as the Company from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders will not be subject to this deduction limitation. It is the intent of the Compensation Committee to take reasonable measures to obtain full corporate tax deductions for compensation paid to the Company's executive officers.

     Base salary levels of senior executive officers are reviewed annually by the Compensation Committee. Salaries are based primarily upon Company growth and individual performance of the executive during the preceding year. The Compensation Committee considers the factors it deems relevant, but does not assign specific weights to different factors. During the 2000 fiscal year, the salary for the office of the Chief Executive Officer increased by $30,000 to $755,000.

     During the 2000 fiscal year, the Company maintained an annual bonus plan for senior executives and other employees that paid bonus awards based on the attainment of budgeted levels of pretax income, excluding certain non-recurring items. The Compensation Committee believes that pretax operating income is the main determinant for establishing shareholder value. The target bonus for the Chief Executive Officer was 75% of base salary for fiscal 2000 pretax income attaining a level 9.8% higher than pretax income for the prior year. The plan provided for a minimum bonus of 15% of base salary for attaining a pretax income level of 91% of plan and a maximum bonus of 150% of base salary for pretax income increasing 27.2% over the prior year. The target bonus amounts for other plan participants were set at from 10% to 50% of each participant's base salary, depending on the level of responsibility of the participant, and reflected the average for bonus targets from a broad spectrum of comparable size companies. In fiscal 2000, the Chief Executive Officer did not earn a bonus under the annual plan.

     At the end of August 1999, Pier 1's overall performance, as compared to the business plan, was such that the Compensation Committee felt it was necessary to take extraordinary measures to incent Pier 1 management to achieve extraordinary results for the remaining half of fiscal year 2000.
The Compensation Committee instituted a 6 month bonus plan that would provide an incentive for management to meet or beat the revised business plan for the last 6 months of the year. The target bonus for the Chief Executive Officer was set at 37.5% of base salary for the 6 month plan or 1/2 of the target for the full year plan. The target bonuses for other participants was set at 5% to 25% of base salaries, respectively. The Chief Executive Officer earned $495,470 under the 6 month plan.

     Long-term incentives are provided through the grant of stock options. Under the stock option plan, executives and other key employees may be awarded options to purchase Company stock, which in the past have always been at a purchase price of fair market value on the date of grant. Awards under the stock option plan are designed with the intention of promoting the success of the Company and retention of the executive with the Company in a manner that produces value to the employee only when there is a corresponding increase in value to all shareholders. In the past, restricted stock awards were made to senior executives in conjunction with granting of stock options; however, this practice was discontinued in fiscal year 1999. Executives may vote and receive dividends on unvested restricted stock.

     Long-term incentives for the senior executives have been awarded in a combination of stock option and restricted stock awards. Restricted stock has been awarded only at the time of the granting of stock options and subject to restrictions that the Compensation Committee established at the time of the award. Rights to transfer the restricted stock by the executive vest only upon the satisfaction of all restrictions. For the past five years, the Company has awarded annually stock options to the Chief Executive Officer and the Chief Operating Officer and restricted stock awards were granted in conjunction with the grant of stock options to the Chief Executive Officer and Chief Operating Officer in each of the first three years of the five year period. All stock options were granted with exercise prices of market value at the dates of grant, and the restricted stock was awarded in amounts generally representing 25% of the shares subject to stock options. The Compensation Committee, however, has determined to discontinue the use of restricted stock as part of long-term compensation and will award restricted stock in the future only in exceptional circumstances. The amount of awards to each executive were determined to reward the executive for Company and stock performance and to provide incentives for the executive to remain with the Company. The number of currently held options by each executive was not considered in making stock option and restricted stock awards. During the 2000 fiscal year, the Chief Executive Officer was granted an option to purchase 200,000 shares under the stock option plan.

                                             COMPENSATION COMMITTEE
                                                   Tom M. Thomas
                                                  John H. Burgoyne


Company Stock Performance Graph

     The following graph provides an indicator of the percentage change during the Company's last five fiscal years of cumulative total shareholder return, assuming the reinvestment of dividends, of the Company's Common Stock, the S&P 500 Index and the S&P Retail Stores Composite Index.


                         1995 1996 1997 1998 1999 2000
                         ---- ---- ---- ---- ---- ----
Pier 1 Imports, Inc.     100  141  189  440  215  222

S&P 500 Index            100  135  170  229  275  307

S&P Retail Stores
Composite Index          100  110  136  208  305  293


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of the reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

                               OTHER BUSINESS

     No other matters are scheduled to be presented for action at the meeting other than the matters described in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

Relationship with Independent Auditors

     The Board of Directors of the Company annually selects independent public accountants to serve as auditors for the upcoming fiscal year. The Board plans to select auditors for the 2001 fiscal year at the meeting of the Board of Directors which follows the Annual Meeting of Shareholders.

     The Board of Directors appointed Ernst & Young LLP as auditors for the Company for fiscal year 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from Shareholders.

Shareholder Proposals for 2001 Annual Meeting

     The date by which Shareholder proposals must be received by the Company for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders is January 19, 2001.

     A Shareholder desiring to bring a matter before the 2001 Annual Meeting of Shareholders that will not be contained in the Proxy Statement, including the nomination of an individual for election as a director, must comply with the advance notice provisions of the Company's By-laws. The By-laws require that notice of the matter must be received by the Company no earlier than March 26, 2001, and no later than April 25, 2001. The Secretary of the Company may be contacted to obtain the specific information regarding the matter that must be provided to the Company with the advance notice.

Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. The services of Georgeson Shareholder Communications Inc. will be employed for the purpose of facilitating the solicitation. The fees of Georgeson Shareholder Communications Inc. in this connection will be borne by the Company and are not expected to exceed $5,000 plus mailing and delivery expenses. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses.

                           YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by completing and returning the enclosed proxy card.




                                             J. Rodney Lawrence
                                             Secretary

May 19, 2000

                                 APPENDIX A

                            PIER 1 IMPORTS, INC.
                       301 Commerce Street, Suite 600
                           Fort Worth, Texas 76102
                                    PROXY

     Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, June 22, 2000

     The undersigned hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Pier 1 Imports, Inc. held of record by the undersigned on May 3, 2000, at the annual meeting of shareholders to be held at 10:00 a.m. local time on June 22, 2000 at the Renaissance Worthington Hotel, Pecos I room, 200 Main Street, Fort Worth, Texas, and any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the directors nominated.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote by telephone.

(Continued and to be signed and dated on the reverse side)

-----------------------------------------------------------------------------
                                                  Please mark your votes as
                                                  indicated in this example [x]


Proposal 1.         Election of Directors

FOR all nominees [ ]     WITHHOLD AUTHORITY to vote   [ ]   *EXCEPTIONS [ ]
listed below             for all nominees listed below

Nominees: 01 Marvin J. Girouard, 02 Sally F. McKenzie, 03 James M. Hoak, Jr., 04 Tom M. Thomas, 05 John H. Burgoyne and 06 Michael R. Ferrari

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space below.)

*Exceptions _______________________________________________________________

Proposal 2.         In their discretion, the Proxies are authorized to vote
                    as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.


Change of Address and/or [ ]    Please date, sign and return promptly in the
Comments Mark Here              enclosed envelope.




Signature___________________ Signature_____________________ Date_____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-----------------------------------------------------------------------------
                            TO VOTE BY TELEPHONE

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE BY TELEPHONE OR
              BY MAILING BACK YOUR SIGNED AND DATED PROXY CARD

TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7days a week

  There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1

                  When asked, please confirm by Pressing 1.


OPTION 2:  If you choose to vote on each Proposal separately, press 0.  You will hear these instructions:

           Proposal 1 -  To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                         ALL nominees, press 9

                         To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

                  When asked, please confirm by Pressing 1.

NOTE:  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY
CARD.

                            THANK YOU FOR VOTING.